EXHIBIT 11



                             AMGEN INC.
                  COMPUTATION OF PER SHARE EARNINGS
                         PRIMARY COMPUTATION
                (In thousands except per share data)
                             (Unaudited)

                           Three Months Ended     Six Months Ended
                                June 30,              June 30,
                            1995       1994       1995       1994
                          --------   --------   --------   --------

Net income .............  $137,704   $107,464   $246,328   $200,924
                          ========   ========   ========   ========

Applicable common and
 common stock equivalent
 shares:
Weighted average shares
 of common stock
 outstanding during the
 period ................   263,992    265,894    264,602    266,904

Incremental number of
 shares outstanding
 during the period
 resulting from the
 assumed exercises of
 stock options and
 warrants ..............    14,838     13,324     14,628     14,068
                          --------   --------   --------   --------
Weighted average shares
 of common stock and
 common stock
 equivalents outstanding
 during the period .....   278,830    279,218    279,230    280,972
                          ========   ========   ========   ========

Earnings per common
 share primary .........  $    .49   $    .38    $   .88    $   .72
                          ========   ========   ========   ========

                                                           EXHIBIT 11



                             AMGEN INC.
                  COMPUTATION OF PER SHARE EARNINGS
                      FULLY DILUTED COMPUTATION
                (In thousands except per share data)
                             (Unaudited)

                           Three Months Ended     Six Months Ended
                                June 30,              June 30,
                            1995       1994       1995       1994
                          --------   --------   --------   --------

Net income .............  $137,704   $107,464   $246,328   $200,924
                          ========   ========   ========   ========

Applicable common and
 common stock equivalent
 shares:
Weighted average shares
 of common stock
 outstanding during the
 period ................   263,992    265,894    264,604    266,904

Incremental number of
 shares outstanding
 during the period
 resulting from the
 assumed exercises of
 stock options and
 warrants ..............    16,306     13,368     16,930     14,068
                          --------   --------   --------   --------
Weighted average shares
 of common stock and
 common stock
 equivalents outstanding
 during the period .....   280,298    279,262    281,534    280,972
                          ========   ========   ========   ========

Earnings per common
 share fully diluted ...  $    .49   $    .38    $   .87    $   .72
                          ========   ========   ========   ========